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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13143, 333-13717 and 333-53139) of Millennium Chemicals Inc. of our report dated February 18, 2000 on the Equistar Chemicals, LP financial statements, which appears in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 29, 2000